  Exhibit 99.1

Issuer Direct Reports Third Quarter Financial Results

Total Revenue Increases 11% while Platform and Technology Revenue Increases 17% Year Over Year to 64% of Total Revenue

Industry Veteran, Dick Bromley, Joins the Management Team as EVP of Sales

MORRISVILLE, NC / ACCESSWIRE / November 1, 2018 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three months ended September 30, 2018. The Company will host an investor conference call today at 4:30 PM Eastern Time to discuss its operating results.

Third Quarter 2018 and Recent Highlights:

●
Total revenue was $3,255,000, an 11% increase from $2,931,000 in Q3 2017 and a 14% decrease from $3,799,000 in Q2 2018.

●
Platform and Technology revenue increased 17% from Q3 2017 and decreased 7% from Q2 2018.

●
Overall gross margin was 70%, compared to 72% in Q3 2017 and 73% in Q2 2018.

●
Platform and Technology gross margin was 77%, down from 83% in Q3 2017 and 81% in Q2 2018.

●
GAAP earnings per diluted share was $0.02 compared to $0.10 in Q3 2017 and $0.12 in Q2 2018.

●
The Company generated cash flows from operations of $564,000 compared to $638,000 in Q3 2017 and $1,052,000 in Q2 2018.

●
In August 2018 the Company completed a secondary offering of 927,418 shares of its common stock for net proceeds to the Company of $13,323,000 after all commission and expenses.

●
On July 3, 2018, the Company completed the acquisition of Filing Services Canada Inc.

Customer Count Metrics:

●
The Company had 2,143 Platform and Technology customers during Q3 2018, compared to 1,582 during Q3 2017 and 1,996 during Q2 2018.

●
The Company had 679 Services customers during Q3 2018, compared to 493 during Q3 2017 and 567 during Q2 2018.

Brian Balbirnie, CEO of Issuer Direct, commented, “Although we had a good quarter in terms of client growth and saw Platform and Technology revenues grow 17% compared to last year, we were disappointed in our overall revenue performance. During the quarter we made investments to position us for the future by completing the acquisition of FSCwire, expanding our news distribution capabilities and increasing our sales and marketing teams. We are excited to have newswire industry veteran, Dick Bromley, join our team as our new EVP of Sales starting next week.” Mr. Balbirnie continued, “While these investments put pressure on operating results in the short-term, we anticipate they will position us for future growth.”

Financial Results for the Third Quarter Ended September 30, 2018:

Total revenue for the third quarter of 2018 was $3,255,000 compared to $2,931,000 for the same period of 2017, an increase of $324,000, or 11%. Revenue from customers obtained from our recent acquisitions of Interwest Transfer Company, Inc. (“Interwest”) and Filing Services Canada Inc. (“FSCwire”) were approximately $526,000 during the third quarter of 2018, of which $46,000 came from additional subscriptions to our platform and services cross sold to those customers.

Platform and Technology revenue increased $309,000 or 17%, during the third quarter of 2018, as compared to the third quarter of 2017. The increase in Platform and Technology revenue is due primarily to an increase in revenue from licenses of our Platform id. subscription. This quarter we entered into 33 net new licenses with new or existing customers totaling an annual contract value of $343,000. We also achieved revenue growth due to revenue from customers obtained through our acquisitions of Interwest and FSCwire. As a percentage of overall revenue, Platform & Technology revenue increased to 64% of total revenue for the three months ended September 30, 2018, compared to 61% for the same period of 2017. It is important to note, due to a newly adopted accounting principle, $157,000 of revenue related to the electronic dissemination of a customer’s annual report that was previously reported as Services revenue has been reclassified as Platform and Technology revenue for the three months ended September 30, 2017.

Services revenue increased $15,000, or 1%, during the third quarter of 2018, as compared to the same period of 2017. Revenue from our transfer agent services increased, not only as a result of the acquisition of Interwest, but also due to an increase in corporate directives and actions of our longer-term Issuer Direct transfer agent customers. These increases were offset by continued customer attrition in our legacy ARS business as companies elected to leave the service or transitioned to our electronic delivery alternative (reflected as Platform and Technology revenue). Additionally, revenue from our compliance services decreased as we continue to face pricing pressure in the market and due to a shift of some of this revenue to the Platform and Technology stream.

Gross margin for the third quarter of 2018 was $2,274,000, or 70% of revenue, compared to $2,110,000, or 72% of revenue, in the third quarter of 2017. It is noted that cost of revenues was increased by $117,000 in the quarter due to an increase in amortization of capitalized software associated with Platform id.

Operating income was $119,000 for the three months ended September 30, 2018, as compared to operating income of $481,000 during the same period of the prior year. Despite the increase in gross margin dollars noted above, the decrease in operating income is primarily attributable to increases in general and administrative expenses, sales and marketing expenses and product development expenses due to investments the Company is making to grow its business. General and administrative expenses increased due to an increase in stock compensation expense as well as the addition of Interwest and FSCwire in the current year. Sales and marketing expenses increased as we continue to add additional headcount and expand our news distribution capabilities. Product development expenses increased as a result of less capitalization of costs and continued development and maintenance required to support Platform id. Depreciation and amortization expense also increased due to higher amortization associated with intangible assets acquired in the Interwest and FSCwire acquisitions. These increases were offset by lower income tax expense due to less pre-tax income, as well as, a lower statutory rate during the three months ended September 30, 2018.

On a GAAP basis, we generated net income of $86,000, or $0.02 per diluted share, during the three months ended September 30, 2018, compared to $308,000, or $0.10 per diluted share, during the same period of 2017. The decrease in earnings per share was due in part to the additional shares outstanding as a result of our secondary offering that closed in the third quarter of 2018.

Third quarter EBITDA was $473,000, or 15% of revenue, compared to $663,000, or 23% of revenue, during the third quarter of 2017. Non-GAAP net income was $411,000, or $0.11 per diluted share, compared to $445,000, or $0.15 per diluted share, during the third quarter of 2017. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, integration and acquisition costs, unusual, non-recurring gains and losses, the impact of discrete items impacting income tax expense and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Financial Results for the Nine Months Ended September 30, 2018:

Total revenue was $10,584,000 for the nine months ended September 30, 2018, compared to $9,229,000 for the same period of 2017, an increase of $1,355,000, or 15%. Revenue from customers obtained from our recent acquisitions of Interwest and FSCwire was approximately $1,325,000 during the nine months ended September 30, 2018, of which $142,000 came from additional subscriptions to Platform id. and services cross sold to those customers.

Platform and Technology revenue increased $1,077,000 or 20%, during the nine months ended September 30, 2018, as compared to the same period of the prior year. The increase is due to an increase in revenue from our ACCESSWIRE offering, the addition of Interwest and FSCwire customers, as well as, increased subscriptions of Platform id. During the nine months ended September 30, 2018, we entered into 89 net new Platform id. subscriptions with new or existing customers with an annual contract value of $907,000. As a percentage of overall revenue, Platform & Technology revenue increased to 60% of total revenue for the nine months ended September 30, 2018, compared to 57% for the same period of 2017. It is important to note, due to a newly adopted accounting principle, $550,000 of revenue related to the electronic dissemination of a customer’s annual report that was previously reported as Service revenue has been reclassified as Platform and Technology revenue for the nine months ended September 30, 2017.

Services revenue increased $278,000, or 7% during the nine months ended September 30, 2018, as compared to the same period of 2017. The increase is due to an increase in revenue of our transfer agent services due to the acquisition of Interwest, as well as, an increase in corporate directives and actions of our longer-term Issuer Direct transfer agent customers. These increases were partially offset by declining revenue of our legacy ARS business, as well as, a decline in revenue from our compliance services as the market for these services commoditizes and we continue to experience pricing pressure and or customers elect to utilize our cloud-based platform.

Gross margin for the nine months ended September 30, 2018 was $7,552,000, or 71% of total revenue, compared to $6,753,000, or 73% of revenue, in the same period of 2017. It is noted that cost of revenues was increased by $373,000 for the nine months ended September 30, 2018 due to an increase in amortization of capitalized software associated with Platform id.

Operating income was $1,029,000 for the nine months ended September 30, 2018, as compared to operating income of $1,588,000 during the same period of the prior year. The decrease in operating income is due to the increase in general and administrative expenses, sales and marketing expenses, product development and depreciation and amortization expenses explained for the three months ended September 30, 2018. These increases were offset by lower income tax expense due to less pre-tax income as well as a lower statutory rate for the nine months ended September 30, 2018.

On a GAAP basis, we generated net income of $772,000, or $0.23 per diluted share, during the nine months ended September 30, 2018, compared to $1,126,000, or $0.37 per diluted share, during the same period of 2017. The decrease in earnings per share was due in part to the additional shares outstanding as a result of our secondary offering that closed during the third quarter of 2018.

EBITDA for the nine months ended September 30, 2018 was $2,063,000, or 19% of revenue, compared to $2,093,000, or 23% of revenue during the same period of 2017. Non-GAAP net income was $1,531,000, or $0.47 per diluted share, compared to $1,441,000, or $0.48 per diluted share, during the same period of the prior year. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, integration and acquisition costs, unusual, non-recurring gains and losses, the impact of discrete items impacting income tax expense and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items, such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges and unusual, non-recurring gains and losses. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

CALCULATION OF EBITDA
($ in ‘000’s)

	Three Months ended September 30,
	2018	2017
	Amount	Amount

Net income:	$86	$308
Adjustments:
Depreciation and amortization	354	182
Interest expense (income)	1	(1)
Income tax expense	32	174
EBITDA:	$473	$663

	Nine Months ended September 30,
	2018	2017
	Amount	Amount

Net income:	$772	$1,126
Adjustments:
Depreciation and amortization	1,034	532
Interest expense (income)	11	(3)
Income tax expense	246	438
EBITDA:	$2,063	$2,093

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
($ in ‘000’s, except per share amounts)

	Three Months ended September 30,
	2018		2017
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$86	$0.02	$308	$0.10
Adjustments:
Amortization of intangible assets (1)	140	0.04	83	0.03
Stock-based compensation (2)	203	0.06	105	0.03
Integration and acquisition costs (3)	7	—	20	0.01
Tax impact of adjustments (5)	(73)	(0.02)	(71)	(0.02)
Impact of discrete items impacting income tax expense (6)	48	0.01	—	—
Non-GAAP net income (7):	$411	$0.11	$445	$0.15

	Nine Months ended September 30,
	2018		2017
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$772	$0.24	$1,126	$0.37
Adjustments:
Amortization of intangible assets (1)	390	0.12	249	0.08
Stock-based compensation (2)	489	0.15	365	0.12
Integration and acquisition costs (3)	48	0.01	20	0.01
Unusual, non-recurring loss (4)	—	—	28	0.01
Tax impact of adjustments (5)	(195)	(0.06)	(225)	(0.07)
Impact of discrete items impacting income tax expense (6)	27	0.01	(122)	(0.04)
Non-GAAP net income(7):	$1,531	$0.47	$1,441	$0.48

1)
The adjustments represent the amortization of intangible assets related to acquired assets and companies.

2)
The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock to employees or in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

3)
The adjustments represent legal and accounting fees and other non-recurring costs in connection with the acquisition of Filing Services Canada Inc. for the three and nine months ended September 30, 2018 and Interwest Transfer Company for the three and nine months ended September 30, 2017.

4)
The adjustment removes gains or losses during the period that are unusual, non-recurring or infrequent in nature and don’t relate to the core business of the Company. For the nine months ended September 30, 2017, this loss relates to a loss on the change in fair value of stock received, in lieu of cash, related to the settlement of a receivable.

5)
This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21% for the three and nine months ended September 30, 2018 and 34% for the three and nine months ended September 30, 2017.

6)
The adjustments eliminate discrete items impacting income tax expense. For the three and nine months ended September 30, 2018, the discrete items are primarily related to additional expense recognized as a result of finalizing the impact of the Tax Cuts and Jobs Act of 2017. For the nine months ended September 30, 2017, the discrete items relate to the excess stock-based compensation tax benefit recognized in income tax expense during the period.

7)
Non-GAAP net income for the three and nine months ended September 30, 2018, reflects the calculation of income tax computed using the current federal statutory rate of 21%. Had the federal statutory rate remained at 34% for 2018, non-GAAP net income for the three and nine months ended September 30, 2018, would have been lower by approximately $46,000, or less than $0.01 per diluted share, and $121,000, or $0.04 per diluted share, respectively.

Conference Call Information
To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:
November 1, 2018
Time:
4:30 PM ET
Participant:
877.407.8133 | 201.689.8040

Live Webcast via Investor Network - https://www.investornetwork.com/company/C-D4F4846A30612

Conference Call Replay Information

Toll-free: 877.481.4010
International: 919.882.2331
Reference ID: 39721

Web replay: http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications and compliance company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id., empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in RTP, NC, Issuer Direct serves more than 2,500 public and private companies in more than 18 countries. For more information, please visit www.issuerdirect.com.

Learn more about Issuer Direct today: Investor Tear Sheet.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K/A for the year ended December 31, 2017, including but not limited to the discussion under "Risk Factors" therein, which the Company will file with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
(919)-481-4000
brian.balbirnie@issuerdirect.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

SOURCE: Issuer Direct Corporation

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2018	2017
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$19,444	$4,917
Accounts receivable (net of allowance for doubtful accounts of $416 and $425, respectively)	1,643	1,275
Income tax receivable	511	725
Other current assets	163	193
Total current assets	21,761	7,110
Capitalized software (net of accumulated amortization of $1,099 and $497, respectively)	2,168	2,749
Fixed assets (net of accumulated amortization of $430 and $388, respectively)	151	145
Other long-term assets	32	18
Goodwill	4,868	4,070
Intangible assets (net of accumulated amortization of $4,089 and $3,699, respectively)	2,926	2,858
Total assets	$31,906	$16,950

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$494	$666
Accrued expenses	365	613
Current portion of note payable (See Note 3)	288	288
Income taxes payable	63	65
Deferred revenue	1,389	887
Total current liabilities	2,599	2,519
Note payable – long-term (net of discount of $51 and $70, respectively) (See Note 3)	589	570
Deferred income tax liability	567	573
Other long-term liabilities	47	77
Total liabilities	3,802	3,739
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 4,044,690 and 3,014,494 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively.	4	3
Additional paid-in capital	25,023	10,400
Other accumulated comprehensive income	(9)	34
Retained earnings	3,086	2,774
Total stockholders' equity	28,104	13,211
Total liabilities and stockholders’ equity	$31,906	$16,950

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
Revenues	$3,255	$2,931	$10,584	$9,229
Cost of revenues	981	821	3,032	2,476
Gross profit	2,274	2,110	7,552	6,753
Operating costs and expenses:
General and administrative	944	758	2,896	2,525
Sales and marketing expenses	723	613	2,272	1,920
Product development	333	156	916	410
Depreciation and amortization	155	102	439	310
Total operating costs and expenses	2,155	1,629	6,523	5,165
Operating income	119	481	1,029	1,588
Other income (expense):
Other expense	—	—	—	(27)
Interest income (expense), net	(1)	1	(11)	3
Total other income (expense)	(1)	1	(11)	(24)
Net income before income taxes	118	482	1,018	1,564
Income tax expense	32	174	246	438
Net income	$86	$308	$772	$1,126
Income per share – basic	$0.02	$0.10	$0.24	$0.38
Income per share – fully diluted	$0.02	$0.10	$0.23	$0.37
Weighted average number of common shares outstanding – basic	3,552	2,955	3,223	2,931
Weighted average number of common shares outstanding – fully diluted	3,604	3,036	3,289	3,013

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
Net income	$86	$308	$772	$1,126
Foreign currency translation adjustment	(10)	31	(43)	65
Comprehensive income	$76	$339	$729	$1,191

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	For the Nine Months Ended
	September 30,	September 30,
	2018	2017
Cash flows from operating activities:
Net income	$772	$1,126
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,034	532
Bad debt expense	150	119
Deferred income taxes	(15)	—
Non-cash interest expense (See Note 3)	19	—
Stock-based compensation expense	489	365
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(479)	122
Decrease (increase) in other assets	229	(207)
Increase (decrease) in accounts payable	(197)	127
Increase (decrease) in accrued expenses	(281)	(193)
Increase (decrease) in deferred revenue	432	104
Net cash provided by operating activities	2,153	2,095

Cash flows from investing activities:
Purchase of Filing Services Canada, Inc., net of cash received (See Note 3)	(1,123)	—
Capitalized software	(21)	(891)
Purchase of fixed assets	(48)	(9)
Net cash used in investing activities	(1,192)	(900)

Cash flows from financing activities:
Proceeds from secondary stock offering	13,323	—
Proceeds from exercise of stock options, net of income taxes	747	235
Payment of dividends	(460)	(440)
Net cash provided by (used in) financing activities	13,610	(205)

Net change in cash	14,571	990
Cash – beginning	4,917	5,339
Currency translation adjustment	(44)	78
Cash – ending	$19,444	$6,407

Supplemental disclosures:
Cash paid for income taxes	$46	$659
Non-cash activities:
Stock-based compensation - capitalized software	$—	$57